As filed with the Securities and Exchange Commission on September 21, 2007
Registration No. 333-144996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENFORD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	91-1221360
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification Number)
Organization)
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher L. Lawlor
Vice President—Human Resources, General Counsel and Secretary
Penford Corporation
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Name, address, including zip code, and telephone number, including area code of agent for service)

With Copies to:
John R. Thomas
Perkins Coie LLP
1120 N.W. Couch, Tenth Floor
Portland, Oregon 97209
(503) 727-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee. All of these fees and expenses will be borne by the registrant.

Amount
to be Paid
SEC registration fee	$3,070

Printing fees	$30,000

Legal fees and expenses	$300,000

Accounting fees and expenses	$150,000

Trustees’ and Transfer Agents’ fees and expenses	$20,000

Miscellaneous	$96,930

Total	$600,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and our articles of incorporation and bylaws.
     We are a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (or the WBCA) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, the approval of distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     Article XIV of the Articles of Incorporation of Penford authorizes Penford to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. We may also indemnify our directors and officers against liability they may incur for serving in those capacities pursuant to a liability insurance policy we maintain for this purpose.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2006).

3.2	Bylaws of the Registrant, as amended, restated as of October 28, 2005 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2005).

3.3	Section 3.2 of the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 3, 2005).

3.4	Amendment to Articles of Incorporation creating Preferred Stock.*

4.1	Form of Indenture.

5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.

12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges†

23.1	Consent of Ernst & Young LLP†

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney†

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.*

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

†	Previously filed.
ITEM 17. UNDERTAKINGS.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.
     (8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Centennial, State of Colorado, on September 21, 2007.

PENFORD CORPORATION
By:	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated below on the 21st day of September, 2007.

Signature	Title

/s/ Thomas D. Malkoski Thomas D. Malkoski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven O. Cordier Steven O. Cordier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul H. Hatfield* Paul H. Hatfield	Chairman of the Board of Directors

/s/ William E. Buchholz* William E. Buchholz	Director

/s/ Jeffrey T. Cook* Jeffrey T. Cook	Director

/s/ / R. Randolph Devening* R. Randolph Devening	Director

/s/ John C. Hunter III* John C. Hunter III	Director

/s/ Sally G. Narodick* Sally G. Narodick	Director

/s/ James E. Warjone* James E. Warjone	Director

/s/ Steven O. Cordier Steven O. Cordier, Attorney-in-Fact	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2006).

3.2	Bylaws of the Registrant, as amended, restated as of October 28, 2005 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2005).

3.3	Section 3.2 of the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 3, 2005).

3.4	Amendment to Articles of Incorporation creating Preferred Stock.*

4.1	Form of Indenture.

5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.

12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges†

23.1	Consent of Ernst & Young LLP†

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney†

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.*

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

†	Previously filed.